DENNY’S CORPORATION 2021 OMNIBUS INCENTIVE PLAN

-i- DENNY’S CORPORATION 2021 OMNIBUS INCENTIVE PLAN TABLE OF CONTENTS Page ARTICLE 1 PURPOSE ................................................................................................................. 1 1.1. GENERAL ................................................................................................................... 1 ARTICLE 2 DEFINITIONS ......................................................................................................... 1 2.1. DEFINITIONS ............................................................................................................. 1 ARTICLE 3 EFFECTIVE TERM OF PLAN................................................................................ 8 3.1. EFFECTIVE DATE ..................................................................................................... 8 3.2. TERMINATION OF PLAN ........................................................................................ 8 ARTICLE 4 ADMINISTRATION ................................................................................................ 8 4.1. COMMITTEE .............................................................................................................. 8 4.2. ACTION AND INTERPRETATIONS BY THE COMMITTEE ............................... 9 4.3. AUTHORITY OF COMMITTEE ............................................................................... 9 4.4. DELEGATION .......................................................................................................... 10 4.5. AWARD CERTIFICATES ........................................................................................ 10 ARTICLE 5 SHARES SUBJECT TO THE PLAN..................................................................... 10 5.1. NUMBER OF SHARES ............................................................................................ 10 5.2. SHARE COUNTING................................................................................................. 11 5.3. STOCK DISTRIBUTED ........................................................................................... 11 5.4. LIMITATION ON AWARDS ................................................................................... 11 ARTICLE 6 ELIGIBILITY ......................................................................................................... 12 6.1. GENERAL ................................................................................................................. 12 ARTICLE 7 STOCK OPTIONS ................................................................................................. 12

-ii- 7.1. GENERAL ................................................................................................................. 12 7.2. INCENTIVE STOCK OPTIONS .............................................................................. 13 ARTICLE 8 STOCK APPRECIATION RIGHTS ...................................................................... 13 8.1. GRANT OF STOCK APPRECIATION RIGHTS .................................................... 13 ARTICLE 9 PERFORMANCE AWARDS ................................................................................ 14 9.1. GRANT OF PERFORMANCE AWARDS ............................................................... 14 9.2. PERFORMANCE GOALS ........................................................................................ 14 9.3. OTHER TERMS ........................................................................................................ 15 ARTICLE 10 RESTRICTED STOCK ........................................................................................ 15 10.1. GRANT OF RESTRICTED STOCK ...................................................................... 15 10.2. ISSUANCE AND RESTRICTIONS ....................................................................... 16 10.3. FORFEITURE ......................................................................................................... 16 10.4. DELIVERY OF RESTRICTED STOCK ................................................................ 16 ARTICLE 11 RESTRICTED STOCK UNITS ........................................................................... 16 11.1. GRANT OF RESTRICTED STOCK UNITS ......................................................... 16 11.2. RESTRICTIONS AND SETTLEMENT ................................................................. 16 11.3. FORFEITURE ......................................................................................................... 17 ARTICLE 12 DEFERRED STOCK UNITS ............................................................................... 17 12.1. GRANT OF DEFERRED STOCK UNITS ............................................................. 17 ARTICLE 13 DIVIDENDS AND DIVIDEND EQUIVALENTS .............................................. 17 13.1. DIVIDENDS ON RESTRICTED STOCK .............................................................. 17 13.2. GRANT OF DIVIDEND EQUIVALENTS ............................................................ 17 ARTICLE 14 OTHER STOCK-BASED AWARDS .................................................................. 18 14.1. GRANT OF OTHER STOCK-BASED AWARDS ................................................ 18

-iii- ARTICLE 15 PROVISIONS APPLICABLE TO AWARDS ..................................................... 18 15.1. AWARD CERTIFICATES ...................................................................................... 18 15.2. FORM OF PAYMENT FOR AWARDS ................................................................. 18 15.3. LIMITS ON TRANSFER ........................................................................................ 18 15.4. BENEFICIARIES .................................................................................................... 18 15.5. STOCK TRADING RESTRICTIONS .................................................................... 19 15.6. EFFECT OF A CHANGE IN CONTROL .............................................................. 19 15.7. FORFEITURE EVENTS ......................................................................................... 20 15.8. SUBSTITUTE AWARDS ....................................................................................... 20 ARTICLE 16 CHANGES IN CAPITAL STRUCTURE ............................................................ 21 16.1. MANDATORY ADJUSTMENTS .......................................................................... 21 16.2. DISCRETIONARY ADJUSTMENTS .................................................................... 21 16.3. GENERAL ............................................................................................................... 22 ARTICLE 17 AMENDMENT, MODIFICATION AND TERMINATION ............................... 22 17.1. AMENDMENT, MODIFICATION AND TERMINATION .................................. 22 17.2. AWARDS PREVIOUSLY GRANTED .................................................................. 22 17.3. PROHIBITION ON REPRICING ........................................................................... 23 17.4. COMPLIANCE AMENDMENTS .......................................................................... 23 ARTICLE 18 GENERAL PROVISIONS ................................................................................... 23 18.1. NO RIGHTS TO AWARDS; NON-UNIFORM DETERMINATIONS ................. 23 18.2. NO STOCKHOLDER RIGHTS .............................................................................. 23 18.3. WITHHOLDING ..................................................................................................... 23 18.4. NO RIGHT TO CONTINUED SERVICE .............................................................. 24 18.5. UNFUNDED STATUS OF AWARDS ................................................................... 24

-iv- 18.6. RELATIONSHIP TO OTHER BENEFITS............................................................. 24 18.7. EXPENSES .............................................................................................................. 24 18.8. TITLES AND HEADINGS ..................................................................................... 24 18.9. FRACTIONAL SHARES ........................................................................................ 24 18.10. CONDITIONS UPON GRANT OF AWARDS AND ISSUANCE OF SHARES ............................................................................................................... 24 18.11. COMPANY POLICIES ......................................................................................... 25 18.12. GOVERNING LAW .............................................................................................. 25 18.13. ADDITIONAL PROVISIONS .............................................................................. 25 18.14. NO LIMITATIONS ON RIGHTS OF COMPANY .............................................. 25 18.15. INDEMNIFICATION............................................................................................ 25 18.16. EMPLOYEES BASED OUTSIDE THE UNITED STATES ............................... 26 18.17. DISCLAIMER ....................................................................................................... 26 18.18. SPECIAL PROVISIONS RELATED TO SECTION 409A OF THE CODE ....... 26

-1- DENNY’S CORPORATION 2021 OMNIBUS INCENTIVE PLAN ARTICLE 1 PURPOSE 1.1. GENERAL. The purpose of the Denny’s Corporation 2021 Omnibus Incentive Plan, as amended from time to time (the “Plan”), is to promote the success, and enhance the value, of Denny’s Corporation (the “Company”), by linking the personal interests of employees, officers, directors and consultants of the Company or any Affiliate (as defined below) to those of Company stockholders and by providing such persons with an incentive for outstanding performance. The Plan is further intended to provide flexibility to the Company in its ability to motivate, attract, and retain the services of employees, officers, directors and consultants upon whose judgment, interest, and special effort the successful conduct of the Company’s operation is largely dependent. Accordingly, the Plan permits the grant of incentive awards from time to time to selected employees, officers, directors and consultants of the Company and its Affiliates. ARTICLE 2 DEFINITIONS 2.1. DEFINITIONS. When a word or phrase appears in this Plan with the initial letter capitalized, and the word or phrase does not commence a sentence, the word or phrase shall generally be given the meaning ascribed to it in this Section or in Section 1.1 unless a clearly different meaning is required by the context. The following words and phrases shall have the following meanings, except as otherwise provided in an Award Certificate: (a) “Affiliate” means (i) any Subsidiary or Parent or (ii) an entity that directly or through one or more intermediaries controls, is controlled by or is under common control with, the Company, as determined by the Committee. (b) “Award” means an award of Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Deferred Stock Units, Performance Awards, Dividend Equivalents, Other Stock-Based Awards, or any other right or interest relating to Stock or cash, granted to a Participant under the Plan. (c) “Award Certificate” means a written document, in such form as the Committee prescribes from time to time, setting forth the terms and conditions of an Award. The Committee may provide for the use of electronic, internet or other non-paper Award Certificates, and the use of electronic, internet or other non-paper means for the acceptance thereof and actions thereunder by a Participant. (d) “Board” means the Board of Directors of the Company. (e) “Cause” as a reason for a Participant’s termination of employment shall have the meaning assigned to such term in the employment, severance or similar

-2- agreement, if any, between such Participant and the Company or an Affiliate, provided, however that if there is no such employment, severance or similar agreement in which such term is defined, and unless otherwise defined in the applicable Award Certificate, “Cause” shall mean any of the following acts by the Participant, as determined by the Board: gross neglect of duty, prolonged absence from duty without the consent of the Company, intentionally engaging in any activity that is in conflict with or adverse to the business or other interests of the Company, willful misconduct, misfeasance or malfeasance of duty which is reasonably determined to be detrimental to the Company, conviction of, or plea of guilty or nolo contendere, to any crime involving the personal enrichment of the Participant at the expense of the Company or stockholders of the Company, or conviction of a felony. With respect to a Participant’s termination of directorship, “Cause” means an act or failure to act that constitutes cause for removal of a director under applicable Delaware law. The determination of the Board as to the existence of “Cause” shall be conclusive on the Participant and the Company. (f) “Change in Control” shall be deemed to have occurred as of the first day that any one or more of the following conditions shall have been satisfied: (i) any Person is or becomes a “beneficial owner” (as defined in Rule 13d-3 under the 1934 Act), directly or indirectly, of securities of the Company (other than (A) the Company, (B) any trustee or other fiduciary holding securities under an employee benefit plan of the Company, and (C) any corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of Shares of Stock) or more than one Person acting as a “group,” is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the 1934 Act) of Shares of Stock that, together with the Shares held by such Person” or “group,” represent 30% or more of either the then outstanding Shares of Stock or the combined voting power of the Company’s then outstanding securities; or (ii) the following individuals cease for any reason to constitute at least a majority of the number of directors then serving on the Board: individuals who, on the Effective Date hereof, constitute the Board and any new director (other than a director whose initial assumption of office is in connection with an actual or threatened election contest, including but not limited to a consent solicitation or through the use of any proxy access procedures in the Company’s organizational documents), whose appointment or election by the Board or nomination of election by the Company’s stockholders was approved by a vote of at least a majority of the Company’s directors then still in office who either were directors on the Effective Date of the Plan, or whose appointment, election, or nomination for election was previously approved); or (iii) the consummation of a merger or consolidation with any other entity, other than (i) a merger or consolidation which would result in (A) the voting securities of the Company then outstanding immediately prior to such merger or consolidation continuing to represent (either by remaining outstanding or by being

-3- converted into voting securities of the surviving entity (the “Surviving Entity”) or any parent thereof), in combination with the ownership of any trustee or other fiduciary holding securities under an employee benefit plan of the Company, greater than 65% of the combined voting power of the voting securities of the Company or such Surviving Entity or any parent thereof outstanding immediately after such merger or consolidation, and (B) individuals described in Section 2.1(f)(ii) above constitute more than one-half of the members of the board of directors of the Surviving Entity or ultimate parent thereof; or (ii) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no Person is or becomes the beneficial owner, directly or indirectly, of securities of the Company (not including in the securities beneficially owned by such Person any securities acquired directly from the Company or its Affiliates, other than in connection with the acquisition by the Company or its Affiliates of a business) representing 30% or more of either the then outstanding shares of the Company or the combined voting power of the Company’s then outstanding securities; or (iv) the consummation of (i) a plan of complete liquidation or dissolution of the Company; or (ii) a sale or disposition by the Company of all or substantially all of the Company’s assets, other than a sale or disposition by the Company of all or substantially all of the Company’s assets to an entity, greater than 65% of the combined voting power of the voting securities of which are owned by Persons in substantially the same proportions as their ownership of the Company immediately prior to such sale or disposition. Notwithstanding anything in the Plan or an Award Certificate to the contrary, as provided in Section 18.18(b), to the extent necessary to comply with Code Section 409A of the Code, no event that would be a Change in Control as defined in the Plan or the Award Certificate, as applicable, shall be a Change in Control unless such event is also a “change in control event” as defined in Code Section 409A. Furthermore, notwithstanding the foregoing, a Change in Control shall not be deemed to have occurred if there is consummated any transaction or series of integrated transactions immediately following which the record holders of the voting securities of the Company immediately prior to such transaction or series of transactions continue to have substantially the same proportionate ownership in an entity which owns all or substantially all of the assets of the Company immediately following such transaction or series of transactions. Furthermore, notwithstanding the foregoing, a Change in Control will not be deemed to have occurred by reason of a distribution of the voting securities of any of the Company’s Subsidiaries to the stockholders of the Company, or by means of an initial public offering of such securities.

-4- (g) “Code” means the Internal Revenue Code of 1986, as amended from time to time, and includes a reference to the underlying final regulations. For purposes of the Plan, references to sections of the Code shall be deemed to include references to any applicable regulations thereunder and any successor or similar provision. (h) “Committee” means the committee of the Board described in Article 4. (i) “Company” means Denny’s Corporation, a Delaware corporation, or any successor corporation. (j) “Continuous Service” means the absence of any interruption or termination of service as an employee, officer, consultant or director of the Company or any Affiliate, as applicable; provided, however, that for purposes of an Incentive Stock Option, “Continuous Service” means the absence of any interruption or termination of service as an employee of the Company or any Parent or Subsidiary, as applicable, pursuant to applicable tax regulations. Continuous Service shall not be considered interrupted in the following cases: (i) a Participant transfers employment between the Company and an Affiliate or between Affiliates, or (ii) in the discretion of the Committee as specified at or prior to such occurrence, in the case of a spin-off, sale or disposition of the Participant’s employer from the Company or any Affiliate, (iii) a Participant transfers from being an employee of the Company or an Affiliate to being a director of the Company or of an Affiliate, or vice versa, (iv) in the discretion of the Committee as specified at or prior to such occurrence, a Participant transfers from being an employee of the Company or an Affiliate to being a consultant to the Company or of an Affiliate, or vice versa, or (v) any leave of absence authorized in writing by the Company prior to its commencement; provided, however, that for purposes of Incentive Stock Options, no such leave may exceed 90 days, unless reemployment upon expiration of such leave is guaranteed by statute or contract. If reemployment upon expiration of a leave of absence approved by the Company is not so guaranteed, on the 91st day of such leave any Incentive Stock Option held by the Participant shall cease to be treated as an Incentive Stock Option and shall be treated for tax purposes as a Nonstatutory Stock Option. Whether military, government or other service or other leave of absence shall constitute a termination of Continuous Service shall be determined in each case by the Committee at its discretion, and any determination by the Committee shall be final and conclusive; provided, however, that for purposes of any Award that is subject to Code Section 409A, the determination of a leave of absence must comply with the requirements of a “bona fide leave of absence” as provided in Treas. Reg. Section 1.409A-1(h). (k) “Deferred Stock Unit” means a right granted to a Participant under Article 12 to receive Shares (or the equivalent value in cash or other property if the Committee so provides) at a future time as determined by the Committee, or as determined by the Participant within guidelines established by the Committee in the case of voluntary deferral elections.

-5- (l) “Disability” of a Participant, unless otherwise defined in the applicable Award Certificate, means that the Participant (i) is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, or (ii) is, by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, receiving income replacement benefits for a period of not less than three months under an accident or health plan covering employees of the Participant’s employer. Notwithstanding the above, with respect to an Incentive Stock Option, Disability shall mean Permanent and Total Disability as defined in Section 22(e)(3) of the Code. In the event of a dispute, the determination of whether a Participant has incurred a Disability will be made by the Committee and may be supported by the advice of a physician competent in the area to which such Disability relates. (m) “Dividend Equivalent” means a right granted to a Participant under Article 13. (n) “Effective Date” has the meaning assigned such term in Section 3.1. (o) “Eligible Participant” means an employee (including a leased employee), officer, consultant or director of the Company or any Affiliate. (p) “Exchange” means any national securities exchange on which the Stock may from time to time be listed or traded. (q) “Fair Market Value,” on any date, unless otherwise determined by the Committee, means (i) if the Stock is listed on a securities exchange, the closing sales price per Share on such exchange on such date or, in the absence of reported sales on such date, the closing sales price per Share on the immediately preceding date on which sales were reported, or (ii) if the Stock is not listed on a securities exchange, the mean between the bid and offered prices as quoted by the applicable interdealer quotation system for such date, provided that if the Stock is not quoted on an interdealer quotation system or it is determined that the fair market value is not properly reflected by such quotations, Fair Market Value will be determined by such other method as the Committee determines in good faith to be reasonable and in compliance with Code Section 409A. (r) “Good Reason” (or a similar term denoting constructive termination) has the meaning assigned such term in the employment, consulting or similar agreement, if any, between a Participant and the Company or an Affiliate; provided, however, that if there is no such employment, consulting or similar agreement in which such term is defined, and unless otherwise defined in the applicable Award Certificate, “Good Reason” shall mean any of the following acts by the Company or an Affiliate, without the consent of the Participant: (i) the assignment to the Participant of duties materially inconsistent with, or a material diminution in, the Participant’s authority, duties or responsibilities, (ii) a material reduction by the Company or an Affiliate in the Participant’s base salary or target

-6- annual bonus (other than an overall reduction in salaries or target annual bonuses of 10% or less that affects substantially all of the Company’s similarly situated employees), (iii) a material change in the geographic location at which the Participant is required to perform (it being agreed that a required relocation of more than 50 miles shall be material), or (iv) the continuing material breach by the Company or an Affiliate of any employment agreement between the Participant and the Company or an Affiliate after the expiration of any applicable period for cure. A termination by the Participant shall not constitute termination for Good Reason unless the Participant shall first have delivered to the Company, not later than 90 days after the initial occurrence of an event deemed to give rise to a right to terminate for Good Reason, written notice setting forth with specificity the occurrence of such event, there shall have passed a reasonable time (not less than 30 days) within which the Company may take action to correct, rescind or otherwise substantially reverse the occurrence supporting termination for Good Reason as identified by the Participant, and the Participant actually resigns no later than 30 days following the expiration the Company cure period. (s) “Grant Date” of an Award means the first date on which all necessary corporate action has been taken to approve the grant of the Award as provided in the Plan, or such later date as is determined and specified as part of that authorization process. (t) “Incentive Stock Option” means an Option that is intended to be an incentive stock option and meets the requirements of Section 422 of the Code or any successor provision thereto. (u) “Independent Directors” means those members of the Board who qualify at any given time as (a) an “independent” director under the applicable rules of each Exchange on which the Shares are listed and (b) a “non-employee” director under Rule 16b-3 of the 1934 Act. (v) “Non-Employee Director” means a director of the Company who is not a common law employee of the Company or an Affiliate. (w) “Nonstatutory Stock Option” means an Option that is not an Incentive Stock Option. (x) “Option” means a right granted to a Participant under Article 7 of the Plan to purchase Stock at a specified price during specified time periods. An Option may be either an Incentive Stock Option or a Nonstatutory Stock Option. (y) “Other Stock-Based Award” means a right, granted to a Participant under Article 14, that relates to or is valued by reference to Stock or other Awards relating to Stock. (z) “Parent” means a corporation, limited liability company, partnership or other entity which owns or beneficially owns a majority of the outstanding voting stock or

-7- voting power of the Company. Notwithstanding the above, with respect to an Incentive Stock Option, Parent shall have the meaning set forth in Section 424(e) of the Code. (aa) “Participant” means an Eligible Participant who has been granted an Award under the Plan; provided that in the case of the death of a Participant, the term “Participant” refers to a beneficiary designated pursuant to Section 15.4 or the legal guardian or other legal representative acting in a fiduciary capacity on behalf of the Participant under applicable state law and court supervision. (bb) “Performance Award” means any award granted under the Plan pursuant to Article 9. (cc) “Person” means any individual, entity or group, within the meaning of Section 3(a)(9) of the 1934 Act and as used in Section 13(d)(3) or 14(d)(2) of the 1934 Act. (dd) “Plan” means the Denny’s Corporation 2021 Omnibus Incentive Plan, as amended from time to time. (ee) “Prior Plan” means this Denny’s Corporation 2017 Omnibus Incentive Plan, as amended and restated from time to time. (ff) “Restricted Stock” means Stock granted to a Participant under Article 10 that is subject to certain restrictions and to risk of forfeiture. (gg) “Restricted Stock Unit” means the right granted to a Participant under Article 11 to receive shares of Stock (or the equivalent value in cash or other property if the Committee so provides) in the future, which right is subject to certain restrictions and to risk of forfeiture. (hh) “Retirement” in the case of an employee, unless otherwise defined in the applicable Award Certificate, means the resignation or termination of employment without Cause from the Company or an Affiliate on or after attainment of the age of fifty-five. “Retirement” in the case of a Non-Employee Director of the Company, unless otherwise defined in the applicable Award Certificate, means departure from the Board without Cause after age 65 or the failure to be re-elected or re-nominated as a director at any age. (ii) “Shares” means shares of the Company’s Stock. If there has been an adjustment or substitution pursuant to Article 16, the term “Shares” shall also include any shares of stock or other securities that are substituted for Shares or into which Shares are adjusted pursuant to Article 16. (jj) “Stock” means the $.01 par value common stock of the Company and such other securities of the Company as may be substituted for Stock pursuant to Article 16. (kk) “Stock Appreciation Right” or “SAR” means a right granted to a Participant under Article 8 to receive a payment equal to the difference between the Fair Market Value

-8- of a Share as of the date of exercise of the SAR over the base price of the SAR, all as determined pursuant to Article 8. (ll) “Subsidiary” means any corporation, limited liability company, partnership or other entity of which a majority of the outstanding voting stock or voting power is beneficially owned directly or indirectly by the Company. Notwithstanding the above, with respect to an Incentive Stock Option, Subsidiary shall have the meaning set forth in Section 424(f) of the Code. (mm) “1933 Act” means the Securities Act of 1933, as amended from time to time. (nn) “1934 Act” means the Securities Exchange Act of 1934, as amended from time to time. ARTICLE 3 EFFECTIVE TERM OF PLAN 3.1. EFFECTIVE DATE. The Plan shall become effective upon its approval by the Company’s stockholders at the Company’s meeting of stockholders on May 19, 2021 (the “Effective Date”). If the Plan is so approved, then from and after the Effective Date, no further awards will be made under the Prior Plan. If the Plan is not so approved, then the Prior Plan shall remain in effect for purposes of granting awards thereunder. 3.2. TERMINATION OF PLAN. Unless earlier terminated as provided herein, the Plan shall continue in effect until the tenth anniversary of the Effective Date. The termination of the Plan on such date shall not affect the validity of any Award outstanding on the date of termination, which shall continue to be governed by the applicable terms and conditions of the Plan. Notwithstanding the foregoing, no Incentive Stock Options may be granted after March 31, 2031, which is ten (10) years after the adoption of the Plan by the Board. ARTICLE 4 ADMINISTRATION 4.1. COMMITTEE. The Plan shall be administered by a Committee appointed by the Board (which Committee shall consist of at least two directors) or, at the discretion of the Board from time to time, the Plan may be administered by the Board. It is intended that at least two of the directors appointed to serve on the Committee shall be Independent Directors and that any such members of the Committee who do not so qualify shall abstain from participating in any decision to make or administer Awards that are made to Eligible Participants who at the time of consideration for such Award are persons subject to the short-swing profit rules of Section 16 of the 1934 Act. However, the mere fact that a Committee member shall fail to qualify as an Independent Director or shall fail to abstain from such action shall not invalidate any Award made by the Committee which Award is otherwise validly made under the Plan. The members of the Committee shall be appointed by, and may be changed at any time and from time to time in the discretion of, the Board. Unless and until changed by the Board, the Compensation and Incentives

-9- Committee of the Board is designated as the Committee to administer the Plan. The Board may reserve to itself any or all of the authority and responsibility of the Committee under the Plan or may act as administrator of the Plan for any and all purposes. To the extent the Board has reserved any authority and responsibility or during any time that the Board is acting as administrator of the Plan, it shall have all the powers of the Committee hereunder, and any reference in the Plan to the Committee shall include the Board. To the extent any action of the Board under the Plan conflicts with actions taken by the Committee, the actions of the Board shall control. 4.2. ACTION AND INTERPRETATIONS BY THE COMMITTEE. For purposes of administering the Plan, the Committee may from time to time adopt rules, regulations, guidelines and procedures for carrying out the provisions and purposes of the Plan and make such other determinations, not inconsistent with the Plan, as the Committee may deem appropriate. The Committee may correct any defect, supply any omission or reconcile any inconsistency in the Plan or in any Award in the manner and to the extent it deems necessary to carry out the intent of the Plan. The Committee’s interpretation of the Plan, any Awards granted under the Plan, any Award Certificate and all decisions and determinations by the Committee with respect to the Plan are final, binding, and conclusive on all parties. Each member of the Committee is entitled to, in good faith, rely or act upon any report or other information furnished to that member by any officer or other employee of the Company or any Affiliate, the Company’s or an Affiliate’s independent certified public accountants, Company counsel or any executive compensation consultant or other professional retained by the Company or the Committee to assist in the administration of the Plan. No member of the Committee will be liable for any good faith determination, act or omission in connection with the Plan or any Award. 4.3. AUTHORITY OF COMMITTEE. Except as provided in Section 4.1 and below in this Section 4.3, the Committee has the exclusive power, authority and discretion to: (a) Grant Awards; (b) Designate Participants; (c) Determine the type or types of Awards to be granted to each Participant; (d) Determine the number of Awards to be granted and the number of Shares or dollar amount to which an Award will relate; (e) Determine the terms and conditions of any Award granted under the Plan; (f) Prescribe the form of each Award Certificate, which need not be identical for each Participant; (g) Decide all other matters that must be determined in connection with an Award; (h) Establish, adopt or revise any rules, regulations, guidelines or procedures as it may deem necessary or advisable to administer the Plan;

-10- (i) Make all other decisions and determinations that may be required under the Plan or as the Committee deems necessary or advisable to administer the Plan; (j) Accelerate the vesting or exercisability of an Award; (k) Amend the Plan or any Award Certificate, subject to Article 17; and (l) Adopt such modifications, procedures, and subplans as may be necessary or desirable to comply with provisions of the laws of the United States or any applicable non- U.S. jurisdictions. 4.4. DELEGATION. To the extent permitted by applicable law, the Committee or the Board may delegate to one or more of the Committee’s members, other Board members, or to one or more officers of the Company or an Affiliate or to one or more agents or advisors such administrative duties or powers as it may deem advisable, including, without limitation, to (i) designate officers and/or employees of the Company or any of its Affiliates to be recipients of Awards under the Plan and grant Awards to them, and (ii) to determine the number of such Awards to be received by any such Participants; provided, however, that such delegation of duties and responsibilities to an officer of the Company may not be made with respect to the grant of Awards to eligible participants who are subject to Section 16(a) of the 1934 Act at the Grant Date. The acts of such delegates shall be treated hereunder as acts of the Committee or Board, as applicable, and such delegates shall report regularly to the Committee regarding the delegated duties and responsibilities and any Awards so granted. The Committee or the Board may revoke any such delegation at any time for any reason with or without prior notice. 4.5. AWARD CERTIFICATES. Each Award shall be evidenced by an Award Certificate. Each Award Certificate shall include such provisions, not inconsistent with the Plan, as may be specified by the Committee. ARTICLE 5 SHARES SUBJECT TO THE PLAN 5.1. NUMBER OF SHARES. Subject to adjustment as provided in the last sentence of this Section 5.1 and in Section 16.1, the aggregate number of Shares reserved and available for issuance pursuant to Awards granted under the Plan (the “Plan Share Reserve”) shall be (A) 4,400,000 Shares minus (B) any Shares with respect to awards that are granted under the Prior Plan after February 28, 2021 and before the Effective Date. Subject to adjustment as provided in Section 16.1, the maximum number of Shares that may be issued upon exercise of Incentive Stock Options granted under the Plan shall be 4,400,000 In addition, if and to the extent any option or stock appreciation right granted under the Prior Plan expires, terminates, or is canceled, cash-settled or forfeited for any reason after the Effective Date without having been exercised in full, or any other award granted under the Prior Plan is canceled, cash-settled or forfeited for any reason after the Effective Date, the Shares associated with such award will be added to the Plan Share Reserve and become available for issuance hereunder.

-11- 5.2. SHARE COUNTING. (a) Each Share granted in connection with an Award shall be counted as one Share against the Plan Share Reserve. (b) If and to the extent that an Option or a Stock Appreciation Right expires, terminates or is canceled or forfeited for any reason without having been exercised in full, the Shares associated with that Award will again become available for grant under the Plan. Similarly, if and to the extent any other Award is canceled or forfeited for any reason, the Shares subject to that Award will again become available for grant under the Plan. (c) The full number of Shares with respect to which an Option or Share-settled SAR is granted shall count against the Plan Share Reserve. For Options and Share-settled SARs, any Shares withheld, or previously owned Shares delivered, in settlement of a tax withholding obligation or in satisfaction of the exercise price payable upon exercise of an Option, will not again become available for grant under the Plan or added back to the Plan Share Reserve. Shares will not be added back to the Plan Share Reserve that have been repurchased by the Company using Option proceeds. (d) For all Share-settled Awards other than Options and Share-settled SARs, any Shares withheld, or previously owned Shares delivered, in settlement of a tax withholding obligation associated with the Award will again become available for grant under the Plan. (e) Shares subject to Awards settled in cash will be added back to the Plan Share Reserve and again be available for issuance pursuant to Awards granted under the Plan. (f) Substitute Awards granted pursuant to Section 15.8 of the Plan shall not count against the Shares otherwise available for issuance under the Plan under Section 5.1. (g) Subject to applicable Exchange requirements, shares available under a stockholder-approved plan of a company acquired by the Company (as appropriately adjusted to Shares to reflect the transaction) may be issued under the Plan pursuant to Awards granted to individuals who were not employees of the Company or its Affiliates immediately before such transaction and will not count against the maximum share limitation specified in Section 5.1. 5.3. STOCK DISTRIBUTED. Any Stock distributed pursuant to an Award may consist, in whole or in part, of authorized and unissued Stock, treasury Stock or Stock purchased on the open market. 5.4. LIMITATION ON AWARDS TO NON-EMPLOYEE DIRECTORS. No Awards may be granted under the Plan during any one calendar year to a Participant who is a Non- Employee Director that exceed, together with any cash compensation received for such service during the applicable year (based on the Fair Market Value of the Shares underlying the Award as

-12- of the applicable Grant Date in the case of Award other than Options or SARs, and based on the applicable grant date fair value for accounting purposes in the case of Options or SARs): (i) for any Non-Employee Director not serving as Chairman of the Board, $500,000; and (ii) for any Non- Employee Director serving as Chairman of the Board, $750,000. The Board may make exceptions to this limit in extraordinary circumstances for individual Non-Employee Directors, as the Board may determine in its discretion, provided that the Non-Employee Director receiving such additional compensation may not participate in the decision to award such compensation. ARTICLE 6 ELIGIBILITY 6.1. GENERAL. Awards may be granted only to Eligible Participants; except that Incentive Stock Options may be granted only to Eligible Participants who are employees of the Company or a Parent or Subsidiary as defined in Section 424(e) and (f) of the Code. Eligible Participants who are service providers to an Affiliate may be granted Options or SARs under the Plan subject to Treas. Reg. §1.409A-1(b)(5)(iii)(E). ARTICLE 7 STOCK OPTIONS 7.1. GENERAL. The Committee is authorized to grant Options to Participants on the following terms and conditions: (a) EXERCISE PRICE. The exercise price per Share under an Option shall be determined by the Committee, provided that the exercise price of an Option (other than Substitute Awards granted pursuant to Section 15.8) shall not be less than the Fair Market Value as of the Grant Date. (b) TIME AND CONDITIONS OF EXERCISE. The Committee shall determine the time or times at which an Option may be exercised in whole or in part, subject to Section 7.1(d), and may include in the Award Certificate a provision that an Option that is otherwise exercisable and has an exercise price that is less than the Fair Market Value of the Stock on the last day of its term will be automatically exercised on such final date of the term by means of a “net exercise,” thus entitling the optionee to Shares equal to the intrinsic value of the Option on such exercise date, less the number of Shares required for tax withholding and the applicable exercise price. The Committee shall also determine the performance or other conditions, if any, that must be satisfied before all or part of an Option may be exercised or vested. No Option shall include a reload feature or provide for any feature for the deferral of compensation other than the deferral of recognition of income until the exercise or disposition of the Option. (c) PAYMENT. The Committee shall determine the methods by which the exercise price of an Option may be paid, the form of payment, and the methods by which Shares shall be delivered or deemed to be delivered to Participants. As determined by the Committee at or after the Grant Date, payment of the exercise price of an Option may be

-13- made, in whole or in part, in the form of (i) cash or cash equivalents, (ii) delivery (by either actual delivery or attestation) of previously-acquired Shares based on the Fair Market Value of the Shares on the date the Option is exercised, (iii) withholding of Shares from the Option based on the Fair Market Value of the Shares on the date the Option is exercised, (iv) broker-assisted market sales, (v) any other “cashless exercise” arrangement, or (vi) any other means approved by the Committee. (d) EXERCISE TERM. The term of each Option shall be for the period as determined by the Committee, provided that in no event shall the term of any Option exceed a period of ten years from its Grant Date (or, in the case of an Incentive Stock Option grant to a ten percent shareholder (within the meaning of Code Section 422(c)(5)), five years from its Grant Date). 7.2. INCENTIVE STOCK OPTIONS. The terms of any Incentive Stock Options granted under the Plan must comply with the requirements of Section 422 of the Code. If all of the requirements of Section 422 of the Code are not met, the Option shall automatically become a Nonstatutory Stock Option. ARTICLE 8 STOCK APPRECIATION RIGHTS 8.1. GRANT OF STOCK APPRECIATION RIGHTS. The Committee is authorized to grant Stock Appreciation Rights to Participants on the following terms and conditions: (a) RIGHT TO PAYMENT. Upon the exercise of a Stock Appreciation Right, the Participant has the right to receive, for each Share with respect to which the SAR is being granted, the excess, if any, of: (i) The Fair Market Value of one Share on the date of exercise; over (ii) The base price of the SAR as determined by the Committee and set forth in the Award Certificate, which shall not be less than the Fair Market Value of one Share on the Grant Date. (b) Time and Conditions of Exercise. The Committee shall determine the time or times at which a SAR may be exercised in whole or in part, and may include in the Award Certificate a provision that a SAR that is otherwise exercisable and has a base price that is less than the Fair Market Value of the Stock on the last day of its term will be automatically exercised on such final date of the term, thus entitling the holder to cash or Shares equal to the intrinsic value of the SAR on such exercise date, less the cash or number of Shares required for tax withholding. (c) OTHER TERMS. All awards of SARs shall be evidenced by an Award Certificate. Subject to the terms of this Article 8, the terms, methods of exercise, methods of settlement, form of consideration payable in settlement (e.g., cash, Shares or other property), and any other terms and conditions of any SAR shall be determined by the

-14- Committee at the time of the grant and shall be reflected in the Award Certificate; provided, however, that in no event may any SAR be exercisable for more than ten years from the Grant Date. No SAR shall include a reload feature or provide for any feature for the deferral of compensation other than the deferral of recognition of income until the exercise or disposition of the SAR. ARTICLE 9 PERFORMANCE AWARDS 9.1. GRANT OF PERFORMANCE AWARDS. The Committee is authorized to grant any Award under this Plan, including cash-based Awards, with performance-based vesting criteria, on such terms and conditions as may be selected by the Committee. Any such Awards with performance-based vesting criteria are referred to herein as Performance Awards. All Performance Awards shall be evidenced by an Award Certificate. 9.2. PERFORMANCE GOALS. The Committee may establish performance goals for Performance Awards which may be based on any criteria selected by the Committee, including (but not limited to) any of the following:  Net earnings;  Earnings per share;  Net sales growth;  Net income (before or after taxes);  Profit (including net operating profit, economic profit and profit margin);  Revenues  Return measures (including, but not limited to, return on assets, capital, investment, equity, or sales, and cash flow return on assets, capital, equity, or sales);  Cash flow (including, but not limited to, operating cash flow and free cash flow);  Earnings before or after taxes, interest, depreciation and/or amortization (EBITDA);  Adjusted Income (before or after taxes);  Adjusted EBITDA;  Internal rate of return or increase in net present value;  Dividend payments to parent;  Gross margins;  Gross margins minus expenses;  Operating margin;  Share price (including, but not limited to, growth measures and total shareholder return);  Expenses and expense targets;  Working capital targets relating to inventory and/or accounts receivable;  Planning accuracy (as measured by comparing planned results to actual results);  Comparisons to various stock market indices;

-15-  Comparisons to the performance of other companies;  Sales;  Working capital;  Franchise growth;  Market share;  Strategic business criteria (including, but not limited to, one or more objectives based on meeting specified market penetration, geographic business expansion goals, cost targets, reductions in errors and omissions, reductions in lost business, safety standards, management of employment practices and employee benefits, diversity goals, supervision of litigation and information technology, service or product quality, and quality audit scores);  Business expansion or consolidation (including, but not limited to, acquisitions and divestitures);  Productivity;  Same-store sales;  Customer counts; and  Customer satisfaction. Any such performance goals may be described in terms of Company-wide objectives or in terms of objectives that relate to the performance of the Participant, an Affiliate or a division, region, department or function within the Company or an Affiliate. If the Committee determines that a change in the business, operations, corporate structure or capital structure of the Company or the manner in which the Company or an Affiliate conducts its business, or other events or circumstances render performance goals to be unsuitable, the Committee may modify such performance goals in whole or in part, as the Committee deems appropriate. If a Participant is promoted, demoted or transferred to a different business unit or function during a performance period, the Committee may determine that the performance goals or performance period are no longer appropriate and may (i) adjust, change or eliminate the performance goals or the applicable performance period as it deems appropriate to make such goals and period comparable to the initial goals and period, or (ii) subject to Code Section 409A, make a cash payment to the Participant in an amount determined by the Committee. 9.3. OTHER TERMS. Performance Awards may be payable in cash, Stock, or other property, and have such other terms and conditions as determined by the Committee and reflected in the Award Certificate. For purposes of determining the number of Shares to be used in payment of a Performance Award denominated in cash but payable in whole or in part in Shares or Restricted Stock, the number of Shares to be so paid will be determined by dividing the cash value of the Award to be so paid by the Fair Market Value of a Share on the date of determination by the Committee of the amount of the payment under the Award, or, if the Committee so directs, the date immediately preceding the date the Award is paid. ARTICLE 10 RESTRICTED STOCK 10.1. GRANT OF RESTRICTED STOCK . The Committee is authorized to make Awards

-16- of Restricted Stock to Participants in such amounts and subject to such terms and conditions as may be selected by the Committee. An Award of Restricted Stock shall be evidenced by an Award Certificate setting forth the terms, conditions, and restrictions applicable to the Award. The purchase price for Restricted Stock may, but need not, be zero. 10.2. ISSUANCE AND RESTRICTIONS. Restricted Stock shall be subject to such restrictions on transferability and other restrictions as the Committee may impose. These restrictions may lapse separately or in combination at such times, under such circumstances, in such installments, upon the satisfaction of performance goals or otherwise, as the Committee determines at the time of the grant of the Award or thereafter. While any Share of Restricted Stock remains subject to restriction, the Participant will have, with respect to the Restricted Stock, the right to vote such Share. 10.3. FORFEITURE. Except as otherwise determined by the Committee at the time of the grant of the Award or thereafter, upon termination of Continuous Status as a Participant during the applicable restriction period or upon failure to satisfy a performance goal during the applicable restriction period, Restricted Stock that are at that time subject to restrictions shall be forfeited. 10.4. DELIVERY OF RESTRICTED STOCK. Shares of Restricted Stock shall be delivered to the Participant at the time of grant either by book-entry registration or by delivering to the Participant, or a custodian or escrow agent (including, without limitation, the Company or one or more of its employees) designated by the Committee, a stock certificate or certificates registered in the name of the Participant. If physical certificates representing shares of Restricted Stock are registered in the name of the Participant, such certificates must bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Restricted Stock. ARTICLE 11 RESTRICTED STOCK UNITS 11.1. GRANT OF RESTRICTED STOCK UNITS. The Committee is authorized to make Awards of Restricted Stock Units to Participants in such amounts and subject to such terms and conditions as may be selected by the Committee. An Award of Restricted Stock Units shall be evidenced by an Award Certificate setting forth the terms, conditions, and restrictions applicable to the Award. 11.2. RESTRICTIONS AND SETTLEMENT. Restricted Stock Units shall be subject to such restrictions on transferability and other restrictions as the Committee may impose. These restrictions may lapse separately or in combination at such times, under such circumstances, in such installments, upon the satisfaction of performance goals or otherwise, as the Committee determines at the time of the grant of the Award or thereafter. Each Restricted Stock Unit will represent a right to receive from the Company, upon fulfillment of any applicable conditions, an amount equal to the Fair Market Value (at the time of the distribution) of one Share, which may be paid in Shares, cash, or any combination of Shares and cash, all as set forth in the applicable Award Certificate or otherwise determined by the Committee.

-17- 11.3. FORFEITURE. Except as otherwise determined by the Committee at the time of the grant of the Award or thereafter, upon termination of Continuous Status as a Participant during the applicable restriction period or upon failure to satisfy a performance goal during the applicable restriction period, Restricted Stock Units that are at that time subject to restrictions shall be forfeited. ARTICLE 12 DEFERRED STOCK UNITS 12.1. GRANT OF DEFERRED STOCK UNITS. The Committee is authorized to grant Deferred Stock Units to Participants subject to such terms and conditions as may be selected by the Committee. Deferred Stock Units shall entitle the Participant to receive Shares of Stock (or the equivalent value in cash or other property if so determined by the Committee) at a future time as determined by the Committee, or as determined by the Participant within guidelines established by the Committee in the case of voluntary deferral elections. An Award of Deferred Stock Units shall be evidenced by an Award Certificate setting forth the terms and conditions applicable to the Award. ARTICLE 13 DIVIDENDS AND DIVIDEND EQUIVALENTS 13.1. DIVIDENDS ON RESTRICTED STOCK. In the case of Restricted Stock, ordinary cash dividends will be paid or distributed to the Participant only after the Award (or applicable portion thereof) vests and is earned, if applicable. Unless otherwise provided by the Committee, dividends accrued on Shares of Restricted Stock before they are vested shall, as provided in the Award Certificate, either (i) be reinvested in the form of additional Shares, which shall be subject to the same vesting provisions as the underlying Restricted Stock to which such dividends relate, or (ii) be held by the Company subject to the same vesting provisions in an account allocated to the Participant and accumulated without interest until the date upon which the Shares of Restricted Stock to which such dividends relate become vested. Any dividends accrued with respect to forfeited Restricted Stock will also be forfeited. 13.2. GRANT OF DIVIDEND EQUIVALENTS. The Committee is authorized to grant Dividend Equivalents with respect to other Awards granted under the Plan, other than Options and Stock Appreciation Rights, subject to such terms and conditions as may be selected by the Committee. Dividend Equivalents shall entitle the Participant to receive payments equal to ordinary cash dividends or distributions with respect to all or a portion of the number of Shares subject to an Award, as determined by the Committee. Dividend Equivalents accruing on unvested Awards shall, if provided in the Award Certificate, either (i) be reinvested in the form of additional Shares, which shall be subject to the same vesting provisions as the underlying Shares to which such Dividend Equivalent Rights relate, or (ii) be held by the Company subject to the same vesting provisions in an account allocated to the Participant and accumulated without interest until the date upon which the underlying Shares to which such Dividend Equivalents relate become vested. Any Dividend Equivalents accrued with respect to forfeited Awards will also be forfeited.

-18- ARTICLE 14 OTHER STOCK-BASED AWARDS 14.1. GRANT OF OTHER STOCK-BASED AWARDS. The Committee is authorized, subject to limitations under applicable law, to grant to Participants such other Awards that are payable in, valued in whole or in part by reference to, or otherwise based on or related to Shares, as deemed by the Committee to be consistent with the purposes of the Plan, including Shares awarded purely as a “bonus” and not subject to any restrictions or conditions, convertible or exchangeable debt securities, other rights convertible or exchangeable into Shares, and Awards valued by reference to book value of Shares or the value of securities of or the performance of specified Parents or Subsidiaries. The Committee shall determine the terms and conditions of such Other-Stock Based Awards. ARTICLE 15 PROVISIONS APPLICABLE TO AWARDS 15.1. AWARD CERTIFICATES. Each Award shall be evidenced by an Award Certificate. Each Award Certificate shall include such provisions, not inconsistent with the Plan, as may be specified by the Committee. 15.2. FORM OF PAYMENT FOR AWARDS. Subject to the terms of the Plan and any applicable law or Award Certificate, payments or transfers to be made by the Company or an Affiliate on the grant or exercise of an Award may be made in such form as the Committee determines at or after the Grant Date, including without limitation, cash, Stock, or other property, or any combination, and may be made in a single payment or transfer, in installments, in each case as determined by the Committee. In addition, payment of Awards may include such terms, conditions, restrictions and/or limitations, if any, as the Committee deems appropriate, including, in the case of Awards paid in the form of Stock, restrictions on transfer and forfeiture provisions. 15.3. LIMITS ON TRANSFER. No right or interest of a Participant in any unexercised or restricted Award may be pledged, encumbered, or hypothecated to or in favor of any party other than the Company or an Affiliate, or shall be subject to any lien, obligation, or liability of such Participant to any other party other than the Company or an Affiliate. No unexercised or restricted Award shall be assignable or transferable by a Participant other than by will or the laws of descent and distribution; provided, however, that the Committee may (but need not) permit other transfers (other than transfers for value) where the Committee concludes that such transferability (i) does not result in accelerated taxation, (ii) does not cause any Option intended to be an Incentive Stock Option to fail to be described in Code Section 422(b), and (iii) is otherwise appropriate and desirable, taking into account any factors deemed relevant, including without limitation, state or federal tax or securities laws applicable to transferable Awards. 15.4. BENEFICIARIES. Notwithstanding Section 15.3, a Participant may, in the manner determined by the Committee, designate a beneficiary to exercise the rights of the Participant and to receive any distribution with respect to any Award upon the Participant’s death. A beneficiary, legal guardian, legal representative, or other person claiming any rights under the Plan is subject

-19- to all terms and conditions of the Plan and any Award Certificate applicable to the Participant, except to the extent the Plan and Award Certificate otherwise provide, and to any additional restrictions deemed necessary or appropriate by the Committee. If no beneficiary has been designated or survives the Participant, any payment due to the Participant shall be made to the Participant’s estate. Subject to the foregoing, a beneficiary designation may be changed or revoked by a Participant, in the manner provided by the Company, at any time provided the change or revocation is filed with the Committee. 15.5. STOCK TRADING RESTRICTIONS. All Stock issuable under the Plan is subject to any stop-transfer orders and other restrictions as the Committee deems necessary or advisable to comply with federal or state securities laws, rules and regulations and the rules of any national securities exchange or automated quotation system on which the Stock is listed, quoted, or traded. The Committee may place legends on any Stock certificate or issue instructions to the transfer agent to reference restrictions applicable to the Stock. 15.6. EFFECT OF A CHANGE IN CONTROL. The provisions of this Section 15.6 shall apply in the case of a Change in Control, unless otherwise provided by the Committee. (a) Awards Assumed or Substituted by Surviving Entity. With respect to Awards assumed by the Surviving Entity or otherwise equitably converted or substituted in connection with a Change in Control: if within two years after the effective date of the Change in Control, a Participant’s employment is terminated without Cause or the Participant resigns for Good Reason, then (i) all of that Participant’s outstanding Options or SARs shall become fully exercisable, (ii) all time-based vesting restrictions on the Participant’s outstanding Awards shall lapse, and (iii) the payout level under all of that Participant’s performance-based Awards that were outstanding immediately prior to effective time of the Change in Control shall be determined and deemed to have been earned as of the date of termination based upon the greater of (A) an assumed achievement of all relevant performance goals at the “target” level, or (B) the Committee’s determination of the actual level of achievement of all relevant performance goals against target immediately preceding the Change in Control, and there shall be a payout to such Participant within sixty (60) days following the date of termination of employment. With regard to each Award, a Participant shall not be considered to have resigned for Good Reason unless either (i) the Award Certificate includes such provision or (ii) the Participant is party to an employment, severance or similar agreement with the Company or an Affiliate that includes provisions in which the Participant is permitted to resign for Good Reason. Any Options or SARs shall thereafter continue or lapse in accordance with the other provisions of the Plan and the Award Certificate. To the extent that this provision causes Incentive Stock Options to exceed the dollar limitation set forth in Code Section 422(d), the excess Options shall be deemed to be Nonstatutory Stock Options. (b) Awards not Assumed or Substituted by Surviving Entity. Upon the occurrence of a Change in Control, and except with respect to any Awards assumed by the Surviving Entity or otherwise equitably converted or substituted in connection with the Change in Control in a manner approved by the Committee or the Board: (i) outstanding

-20- Options or SARs shall become fully exercisable, (ii) time-based vesting restrictions on outstanding Awards shall lapse, and (iii) the target payout opportunities attainable under outstanding performance-based Awards shall be deemed to have been fully earned as of the effective date of the Change in Control based upon the greater of (A) an assumed achievement of all relevant performance goals at the “target” level, or (B) the Committee’s determination of the actual level of achievement of all relevant performance goals against target immediately preceding the Change in Control, and there shall be a payout to Participants within sixty (60) days following the Change in Control. Any Options or SARs shall thereafter continue or lapse in accordance with the other provisions of the Plan and the Award Certificate. To the extent that this provision causes Incentive Stock Options to exceed the dollar limitation set forth in Code Section 422(d), the excess Options shall be deemed to be Nonstatutory Stock Options. 15.7. FORFEITURE EVENTS. The Committee may specify in an Award Certificate that the Participant’s rights, payments and benefits with respect to an Award shall be subject to reduction, cancellation, forfeiture or recoupment upon the occurrence of certain specified events, in addition to any otherwise applicable vesting or performance conditions of an Award. Such events shall include, but shall not be limited to, termination of employment for cause, violation of material Company or Affiliate policies, breach of noncompetition, confidentiality or other restrictive covenants that may apply to the Participant, or other conduct by the Participant that is detrimental to the business or reputation of the Company or any Affiliate. Notwithstanding any other provisions in the Plan, any Award which is subject to recovery under any law, government regulation, stock exchange listing requirement, or Company policy, shall be subject to such deductions, recoupment and clawback as may be required to be made pursuant to such law, government regulation, stock exchange listing requirement or Company policy, as may be in effect from time to time, and which may operate to create additional rights for the Company with respect to Awards and recovery of amounts relating thereto. By accepting Awards under the Plan, Participants agree and acknowledge that they are obligated to cooperate with, and provide any and all assistance necessary to, the Company to recover or recoup any Award or amounts paid under the Plan subject to clawback pursuant to such law, government regulation, stock exchange listing requirement or Company policy. Such cooperation and assistance shall include, but is not limited to, executing, completing and submitting any documentation necessary to recover or recoup any Award or amounts paid under the Plan from a Participant’s accounts, or pending or future compensation or Awards. 15.8. SUBSTITUTE AWARDS. The Committee may grant Awards under the Plan in substitution for stock and stock-based awards held by employees or directors of another entity who become employees or directors of the Company or an Affiliate as a result of a merger or consolidation of the former employing entity with the Company or an Affiliate or the acquisition by the Company or an Affiliate of property or stock of the former employing corporation (“Substitute Awards”). The Committee may direct that the Substitute Awards be granted on such terms and conditions as the Committee considers appropriate in the circumstances.

-21- ARTICLE 16 CHANGES IN CAPITAL STRUCTURE 16.1. MANDATORY ADJUSTMENTS. In the event of a transaction that causes the per- share value of the Stock to change (including, without limitation, any stock dividend, stock split, spin-off, rights offering, or large nonrecurring cash dividend), the Plan Share Reserve shall be adjusted proportionately, and the Committee shall make such adjustments to the Plan and Awards as it deems necessary, in its sole discretion, to prevent dilution or enlargement of rights immediately resulting from such transaction. Action by the Committee may include: (i) adjustment of the number and kind of shares that may be delivered under the Plan; (ii) adjustment of the number and kind of shares subject to outstanding Awards; (iii) adjustment of the exercise price of outstanding Awards or the measure to be used to determine the amount of the benefit payable on an Award; and (iv) any other adjustments that the Committee determines to be equitable. Notwithstanding the foregoing, the Committee shall not make any adjustments to outstanding Options or SARs that would constitute a modification or substitution of the stock right under Treas. Reg. Sections 1.409A-1(b)(5)(v) that would be treated as the grant of a new stock right or change in the form of payment for purposes of Code Section 409A. Without limiting the foregoing, in the event of a subdivision of the outstanding Stock (stock-split), a declaration of a dividend payable in Shares, or a combination or consolidation of the outstanding Stock into a lesser number of Shares, the Plan Share Reserve shall automatically be adjusted proportionately, and the Shares then subject to each Award shall automatically, without the necessity for any additional action by the Committee, be adjusted proportionately without any change in the aggregate purchase price therefor. 16.2. DISCRETIONARY ADJUSTMENTS. Upon or in connection with the occurrence of any corporate event or transaction involving the Company (including, without limitation, any merger, reorganization, recapitalization, Change in Control, combination or exchange of shares, or any transaction described in Section 16.1), the Committee may, in its sole discretion, provide (i) that Awards will be settled in cash rather than Stock, (ii) that Awards will become immediately vested and non-forfeitable and exercisable (in whole or in part) and will expire after a designated period of time to the extent not then exercised, (iii) that Awards will be assumed by another party to a transaction or otherwise be equitably converted or substituted in connection with such transaction, (iv) that outstanding Awards may be settled by payment in cash or cash equivalents equal to the excess of the Fair Market Value of the underlying Stock, as of a specified date associated with the transaction, over the exercise or base price of the Award, (v) that performance targets and performance periods for Performance Awards will be modified, or (vi) any combination of the foregoing. In addition, for each Option and SAR with an exercise price or base price equal to or greater than the consideration offered in connection with any such transaction or event or Change in Control, the Company shall not be required to make any payment to the person holding such Option or SAR upon surrender of such Option or SAR, and may cancel such Option or SAR for no consideration. Such surrender shall take place as of the date of the transaction or event or Change in Control or such other date as the Committee may specify. The Committee’s determination need not be uniform and may be different for different Participants whether or not such Participants are similarly situated.

-22- 16.3. GENERAL. To the extent that any adjustments made pursuant to this Article 16 cause Incentive Stock Options to cease to qualify as Incentive Stock Options, such Options shall be deemed to be Nonstatutory Stock Options. ARTICLE 17 AMENDMENT, MODIFICATION AND TERMINATION 17.1. AMENDMENT, MODIFICATION AND TERMINATION. The Board or the Committee may, at any time and from time to time, amend, modify or terminate the Plan without stockholder approval; provided, however, that if an amendment to the Plan would, in the reasonable opinion of the Board or the Committee, either (i) materially increase the benefits accruing to Participants, (ii) materially increase the number of Shares available under the Plan (other than pursuant to an adjustment under Section 16.1 above), (iii) expand the types of awards under the Plan, (iv) materially expand the class of participants eligible to participate in the Plan, (v) materially extend the term of the Plan, or (vi) otherwise constitute a material change requiring stockholder approval under applicable laws, policies or regulations or the applicable listing or other requirements of an Exchange, then such amendment shall be subject to stockholder approval; and provided, further, that the Board or Committee may condition any other amendment or modification on the approval of stockholders of the Company for any reason, including by reason of such approval being necessary or deemed advisable to (i) to comply with the listing or other requirements of an Exchange, or (ii) to satisfy any other tax, securities or other applicable laws, policies or regulations. 17.2. AWARDS PREVIOUSLY GRANTED. At any time and from time to time, the Committee may amend, modify or terminate any outstanding Award without approval of the Participant; provided, however: (a) Subject to the terms of the applicable Award Certificate or other provisions of the Plan, such amendment, modification or termination shall not, without the Participant’s consent, materially reduce or diminish the value of such Award determined as if the Award had been exercised, vested, cashed in or otherwise settled on the date of such amendment or termination (with the per-share value of an Option or Stock Appreciation Right for this purpose being calculated as the excess, if any, of the Fair Market Value as of the date of such amendment or termination over the exercise or base price of such Award); and (b) No termination, amendment, or modification of the Plan shall adversely affect, in a material manner, any Award previously granted under the Plan, without the written consent of the Participant affected thereby. An outstanding Award shall not be deemed to be “adversely affected, in a material manner” by a Plan amendment if such amendment would not materially reduce or diminish the value of such Award determined as if the Award had been exercised, vested, cashed in or otherwise settled on the date of such amendment (with the per-share value of an Option or Stock Appreciation Right for this purpose being calculated as the excess, if any, of the Fair Market Value as of the date of such amendment over the exercise or base price of such Award).

-23- 17.3. PROHIBITION ON REPRICING. Notwithstanding any provision herein to the contrary, the repricing of Options or SARs is prohibited without prior approval of the Company’s stockholders. For this purpose, a “repricing” means any of the following (or any other action that has the same effect as any of the following): (i) changing the terms of an Option or SAR to lower its exercise price or base price; (ii) any other action that is treated as a “repricing” under generally accepted accounting principles; and (iii) repurchasing for cash or canceling an Option or SAR at a time when its exercise price or base price is greater than the Fair Market Value of a Share in exchange for another Award, unless the cancellation and exchange occurs in connection with a change in capitalization or similar change under Article 16. A cancellation and exchange under clause (iii) would be considered a “repricing” regardless of whether it is treated as a “repricing” under generally accepted accounting principles and regardless of whether it is voluntary on the part of the Participant. Notwithstanding any provision of this Plan to the contrary, this Section 17.3 may not be amended without stockholder approval. 17.4. COMPLIANCE AMENDMENTS. Notwithstanding anything in the Plan or in any Award Certificate to the contrary, the Board may amend the Plan or an Award Certificate, to take effect retroactively or otherwise, as deemed necessary or advisable for the purpose of conforming the Plan or Award Certificate to any present or future law relating to plans of this or similar nature (including, but not limited to, Section 409A of the Code), and to the administrative regulations and rulings promulgated thereunder. By accepting an Award under this Plan, a Participant agrees to any amendment made pursuant to this Section 17.4 to any Award granted under the Plan without further consideration or action. ARTICLE 18 GENERAL PROVISIONS 18.1. NO RIGHTS TO AWARDS; NON-UNIFORM DETERMINATIONS. No Participant or any Eligible Participant shall have any claim to be granted any Award under the Plan. Neither the Company, its Affiliates nor the Committee is obligated to treat Participants or Eligible Participants uniformly, and determinations made under the Plan may be made by the Committee selectively among Eligible Participants who receive, or are eligible to receive, Awards (whether or not such Eligible Participants are similarly situated). 18.2. NO STOCKHOLDER RIGHTS. No Award gives a Participant any of the rights of a stockholder of the Company unless and until Shares are in fact issued to such person in connection with such Award. 18.3. WITHHOLDING. The Company or an Affiliate, as the case may be, shall have the right to deduct from payments of any kind otherwise due to a Participant any federal, state, or local taxes of any kind required by law to be withheld (i) with respect to the vesting of or other lapse of restrictions applicable to an Award, (ii) upon the issuance of any Shares upon the exercise of an Option or SAR, or (iii) otherwise due in connection with an Award. At the time of such vesting, lapse, or exercise, the Participant shall pay to the Company or the Affiliate, as the case may be, any amount that the Company or the Affiliate may reasonably determine to be necessary to satisfy such withholding obligation. The Company may require such obligations to be satisfied, in whole

-24- or in part, (i) by causing the Company or the Affiliate to withhold the number of Shares otherwise issuable to the Participant as may be necessary to satisfy such withholding obligation or (ii) by delivering to the Company or the Affiliate Shares already owned by the Participant, all in accordance with such procedures as the Committee may establish. The Shares so delivered or withheld shall have an aggregate Fair Market Value equal to such withholding obligations determined by the Company or the Affiliate as of the date that the amount of tax to be withheld is to be determined. 18.4. NO RIGHT TO CONTINUED SERVICE. Nothing in the Plan, any Award Certificate or any other document or statement made with respect to the Plan, shall interfere with or limit in any way the right of the Company or any Affiliate to terminate any Participant’s employment or status as an officer, director or consultant at any time, nor confer upon any Participant any right to continue as an employee, officer, director or consultant of the Company or any Affiliate, whether for the duration of a Participant’s Award or otherwise. 18.5. UNFUNDED STATUS OF AWARDS. The Plan is intended to be an “unfunded” plan for incentive and deferred compensation. With respect to any payments not yet made to a Participant pursuant to an Award, nothing contained in the Plan or any Award Certificate shall give the Participant any rights that are greater than those of a general creditor of the Company or any Affiliate. This Plan is not intended to be subject to the Employee Retirement Income Security Act of 1974. 18.6. RELATIONSHIP TO OTHER BENEFITS. No payment under the Plan shall be taken into account in determining any benefits under any pension, retirement, savings, profit sharing, group insurance, welfare or benefit plan of the Company or any Affiliate unless provided otherwise in such other plan. 18.7. EXPENSES. The expenses of administering the Plan shall be borne by the Company and its Affiliates. 18.8. TITLES AND HEADINGS. The titles and headings of the Sections in the Plan are for convenience of reference only, and in the event of any conflict, the text of the Plan, rather than such titles or headings, shall control. 18.9. FRACTIONAL SHARES. No fractional Shares shall be issued and the Committee shall determine, in its discretion, whether cash shall be given in lieu of fractional Shares or whether such fractional Shares shall be eliminated by rounding up or down. 18.10. CONDITIONS UPON GRANT OF AWARDS AND ISSUANCE OF SHARES. Notwithstanding any other provision of the Plan, if at any time the Committee shall determine that the registration, listing or qualification of the Shares covered by an Award upon any Exchange or under any foreign, federal, state or local law or practice, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of, or in connection with, the granting of such Award or the purchase or receipt of Shares thereunder, no Shares may be purchased, delivered or received pursuant to such Award unless and until such registration, listing,

-25- qualification, consent or approval shall have been effected or obtained free of any condition not acceptable to the Committee. Any Participant receiving or purchasing Shares pursuant to an Award shall make such representations and agreements and furnish such information as the Committee may request to assure compliance with the foregoing or any other applicable legal requirements. The Company shall not be required to issue or deliver any certificate or certificates for Shares under the Plan prior to the Committee’s determination that all related requirements have been fulfilled. The Company shall in no event be obligated to register any securities pursuant to the 1933 Act or applicable state or foreign law or to take any other action in order to cause the issuance and delivery of such certificates to comply with any such law, regulation or requirement. 18.11. COMPANY POLICIES. The Awards shall be subject to the Company’s policies on stock ownership, securities trading, and hedging or pledging of securities, that may be in effect from time to time, or as may otherwise be required by applicable law, regulation or exchange listing standard. 18.12. GOVERNING LAW. To the extent not governed by federal law, the Plan and all Award Certificates shall be construed in accordance with and governed by the laws of the State of Delaware. 18.13. ADDITIONAL PROVISIONS. Each Award Certificate may contain such other terms and conditions as the Committee may determine; provided that such other terms and conditions are not inconsistent with the provisions of the Plan. 18.14. NO LIMITATIONS ON RIGHTS OF COMPANY. The grant of any Award shall not in any way affect the right or power of the Company to make adjustments, reclassification or changes in its capital or business structure or to merge, consolidate, dissolve, liquidate, sell or transfer all or any part of its business or assets. The Plan shall not restrict the authority of the Company, for proper corporate purposes, to grant or assume awards, other than under the Plan, to or with respect to any person. If the Committee so directs, the Company may issue or transfer Shares to an Affiliate, for such lawful consideration as the Committee may specify, upon the condition or understanding that the Affiliate will transfer such Shares to a Participant in accordance with the terms of an Award granted to such Participant and specified by the Committee pursuant to the provisions of the Plan. 18.15. INDEMNIFICATION. Each person who is or shall have been a member of the Committee or of the Board, or an officer of the Company to whom authority was delegated in accordance with Article 4 shall be indemnified and held harmless by the Company against and from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by him or her in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action taken or failure to act under the Plan and against and from any and all amounts paid by him or her in settlement thereof, with the Company’s approval, or paid by him or her in satisfaction of any judgment in any such action, suit, or proceeding against him or her, provided he or she shall give the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf, unless such loss, cost, liability, or expense is a result

-26- of his or her own willful misconduct or except as expressly provided by statute. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company’s Articles of Incorporation or Bylaws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless. 18.16. EMPLOYEES BASED OUTSIDE THE UNITED STATES. Notwithstanding any provision of the Plan to the contrary, in order to comply with the laws in other countries in which the Company or any Parent or Subsidiary of the Company operates or has Eligible Participants, the Committee, in its sole discretion, shall have the power and authority to: (a) determine which Parent and/or Subsidiary of the Company shall be covered by the Plan; (b) determine which Eligible Participants outside the United States are eligible to participate in the Plan; (c) modify the terms and conditions of any Award granted to Participants outside the United States to comply with applicable foreign laws; (d) establish subplans and modify exercise procedures and other terms and procedures, to the extent such actions may be necessary or advisable; and (e) take any other action, before or after an Award is made, that it deems advisable to obtain approval or comply with any necessary local government regulatory exemptions or approvals. 18.17. DISCLAIMER. Although it is the intent of the Company that the Plan and Awards hereunder, to the extent the Committee deems appropriate and to the extent applicable, comply with Rule 16b-3 and Sections 409A and 422 of the Code: (a) none of the Company, the Board, the Committee, or any other person warrants that any Award under this Plan will qualify for favorable tax treatment under any provision of the federal, state, local or non-United States law; and (b) in no event shall any member of the Board or the Committee or the Company (or its employees, officers or directors) have any liability to any Participant (or any other Person) due to the failure of an Award to satisfy the requirements of Rule 16b-3 or Sections 409A or 422 of the Code or for any tax, interest, or penalties the Participant might owe as a result of the grant, holding, vesting, exercise, or payment of any Award under this Plan. 18.18. SPECIAL PROVISIONS RELATED TO SECTION 409A OF THE CODE. (a) General. It is intended that the payments and benefits provided under the Plan and any Award shall either be exempt from the application of, or comply with, the requirements of Section 409A of the Code. The Plan and all Award Certificates shall be construed in a manner that effects such intent. Nevertheless, the tax treatment of the benefits provided under the Plan or any Award is not warranted or guaranteed. Neither the Company, its Affiliates nor their respective directors, officers, employees or advisers (other than in his or her capacity as a Participant) shall be held liable for any taxes, interest, penalties or other monetary amounts owed by any Participant or other taxpayer as a result of the Plan or any Award. (b) Definitional Restrictions. Notwithstanding anything in the Plan or in any Award Certificate to the contrary, to the extent that any amount or benefit that would constitute non-exempt “deferred compensation” for purposes of Section 409A of the Code (“Non-Exempt Deferred Compensation”) would otherwise be payable or distributable, or

-27- a different form of payment (e.g., lump sum or installment) of such Non-Exempt Deferred Compensation would be effected, under the Plan or any Award Certificate by reason of the occurrence of a Change in Control, or the Participant’s Disability or separation from service, such Non-Exempt Deferred Compensation will not be payable or distributable to the Participant, and/or such different form of payment will not be effected, by reason of such circumstance unless the circumstances giving rise to such Change in Control, Disability or separation from service meet any description or definition of “change in control event”, “disability” or “separation from service”, as the case may be, in Section 409A of the Code and applicable regulations (without giving effect to any elective provisions that may be available under such definition). This provision does not prohibit the vesting of any Award upon a Change in Control, Disability or separation from service, however defined. If this provision prevents the payment or distribution of any amount or benefit, or the application of a different form of payment of any amount or benefit, such payment or distribution shall be made at the time and in the form that would have applied absent the Change in Control, Disability or separation from service as applicable. (c) Six-Month Delay in Certain Circumstances. Notwithstanding anything in the Plan or in any Award Certificate to the contrary, if any amount or benefit that would constitute Non-Exempt Deferred Compensation would otherwise be payable or distributable under this Plan or any Award Certificate by reason of a Participant’s separation from service during a period in which the Participant is a Specified Employee (as defined below), then, subject to any permissible acceleration of payment by the Committee under Treas. Reg. Section 1.409A-3(j)(4)(ii) (domestic relations order), (j)(4)(iii) (conflicts of interest), or (j)(4)(vi) (payment of employment taxes): (i) the amount of such Non-Exempt Deferred Compensation that would otherwise be payable during the six-month period immediately following the Participant’s separation from service will be accumulated through and paid or provided on the first day of the seventh month following the Participant’s separation from service (or, if the Participant dies during such period, within 30 days after the Participant’s death) (in either case, the “Required Delay Period”); and (ii) the normal payment or distribution schedule for any remaining payments or distributions will resume at the end of the Required Delay Period. For purposes of this Plan, the term “Specified Employee” has the meaning given such term in Code Section 409A. (d) Installment Payments. If, pursuant to an Award, a Participant is entitled to a series of installment payments, such Participant’s right to the series of installment payments shall be treated as a right to a series of separate payments and not to a single payment. For purposes of the preceding sentence, the term “series of installment payments” has the meaning provided in Treas. Reg. Section 1.409A-2(b)(2)(iii) (or any successor thereto).

-28- (e) Timing of Release of Claims. Whenever an Award conditions a payment or benefit on the Participant’s execution and non-revocation of a release of claims, such release must be executed and all revocation periods shall have expired within 60 days after the date of termination of the Participant’s employment; failing which such payment or benefit shall be forfeited. If such payment or benefit is exempt from Section 409A of the Code, the Company may elect to make or commence payment at any time during such 60- day period. If such payment or benefit constitutes Non-Exempt Deferred Compensation, then, subject to Section 18.18(c) above, (i) if such 60-day period begins and ends in a single calendar year, the Company may make or commence payment at any time during such period at its discretion, and (ii) if such 60-day period begins in one calendar year and ends in the next calendar year, the payment shall be made or commence during the second such calendar year (or any later date specified for such payment under the applicable Award), even if such signing and non-revocation of the release occur during the first such calendar year included within such 60-day period. In other words, a Participant is not permitted to influence the calendar year of payment based on the timing of signing the release. (f) Permitted Acceleration. The Company shall have the sole authority to make any accelerated distribution permissible under Treas. Reg. section 1.409A-3(j)(4) to Participants of Non-Exempt Deferred Compensation, provided that such distribution(s) meets the requirements of Treas. Reg. section 1.409A-3(j)(4).